Exhibit 99.1

For Immediate Release

Steel Connect Announces Receipt of Notification Letter from NASDAQ

WALTHAM, Mass. (December 26, 2018) – Steel Connect, Inc. (the “Company”) (NASDAQ: STCN), today announced that it received a notification letter (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) on December 18, 2018 indicating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires the timely filing of all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Notice was sent as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the first quarter of fiscal 2019. The Form 10-Q was due on December 10, 2018. The Notice has no immediate effect on the listing or trading of the Company’s common stock.

The Company filed a Form 12b-25 on December 11, 2018, the effect of which was to extend the due date for the Form 10-Q to December 17, 2018. The Company was unable to file the Form 10-Q by December 17, 2018, primarily due to delays in filing the Company’s Annual Report on Form 10-K, which was filed on December 4, 2018, and the Form 10-K/A, which was filed on December 18, 2018 The Notice stated that, under Nasdaq’s rules, the Company has 60 calendar days to submit a plan to regain compliance with Nasdaq’s listing rules, and that if such plan is submitted and accepted, Nasdaq can grant the Company an exception of up to 180 calendar days from the Form 10-Q filing’s due date, or until June 17, 2019, to regain compliance with the Nasdaq’s listing rules. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

The Company filed its Form 10-Q on December 21, 2018, which cures the deficiency described in the Notice.

In addition, the previously reported NASDAQ deficiency, reported by the Company on November 7, 2018, from the delays in filing the Form 10-K and Form 10-K/A have been cured with the filing of the Form 10-K and 10-K/A.

About Steel Connect, Inc.

Steel Connect, Inc. is a publicly-traded diversified holding company (Nasdaq Global Select Market symbol “STCN”) with two wholly-owned subsidiaries ModusLink Corporation and IWCO Direct that have market-leading positions in supply chain management and direct marketing.

ModusLink Corporation provides supply chain services to many of the world's great brands across a diverse range of industries, including consumer electronics, telecommunications, computing and storage, software and content, consumer packaged goods, medical devices, retail and luxury goods. With experience and expertise in packaging, kitting and assembly, fulfillment, digital commerce, reverse logistics and supply chain infrastructure for small companies, as well as a global footprint spanning the Americas, Europe and the Asia-Pacific region, the Company's Adaptive Approach to supply chain services helps to drive growth, lower costs, and improve profitability.

IWCO Direct is a leading provider of data-driven marketing solutions that help clients drive response across all marketing channels to create new and more loyal customers. It is one of the largest direct mail production providers in North America, with a full range of services including strategy, creative, and execution for omnichannel marketing campaigns, along with one of the industry’s most sophisticated postal logistics strategies for direct mail.

For details on ModusLink Corporation’s solutions visit www.moduslink.com, read the company’s blog for supply chain professionals, and follow on LinkedIn, Twitter, Facebook, and YouTube.

For details on IWCO Direct visit www.iwco.com, read the company’s blog, “SpeakingDIRECT,” or follow on LinkedIn and Twitter.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy and to achieve anticipated synergies and benefits from business acquisitions, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; the Company’s ability to repay indebtedness including without limitation the Convertible Senior Notes coming due in March 2019; failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; client or program losses; demand variability in supply chain management clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; failure to settle disputes and litigation on terms favorable to the Company; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These filings are available on the Company’s Investor Relations website under the “SEC Filings” tab.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Investor Relations Contact:

Glenn Wiener, GW Communications

Tel: 212-786-6011

Email: gwiener@GWCco.com